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                                  EXHIBIT 10.4

                    FORM OF NEW YORK COMMUNITY BANCORP, INC.
                        STOCK OPTION ASSUMPTION AGREEMENT

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                        STOCK OPTION ASSUMPTION AGREEMENT

Dear [Optionee]:

         As you know, on October 31, 2003 (the "Closing Date"), Roslyn Bancorp, Inc. ("Roslyn") merged with and into New York Community Bancorp, Inc. ("NYCB"), a Delaware corporation (the "Merger"). In the Merger, each holder of shares of Roslyn common stock, received 0.75 of a shares of NYCB common stock for each share of Roslyn common stock (the "Exchange Ratio"). On the Closing Date you held one or more outstanding options to purchase shares of Roslyn common stock granted to you under either the TR Financial Corp. 1993 Incentive Stock Option Plan, as amended and restated ("1993 Plan"), the Amended and Restated Roslyn Bancorp, Inc. 1997 Stock-Based Incentive Plans ("1997 Plan") and the Roslyn Bancorp, Inc. 2001 Stock-Based Incentive Plan ("2001 Plan") and documented with a Stock Option Agreement(s) and/or Notice(s) of Grant of Stock Option and any amendment(s) or waiver(s) thereto (collectively, the "Option Agreement") issued to you under the 1993 Plan, the 1999 Plan or the 2001 Plan, as applicable (the "Roslyn Options"). In accordance with the Merger, on the Closing Date NYCB assumed all obligations of Roslyn under the Roslyn Options. This Agreement evidences the assumption of the Roslyn Options, including the necessary adjustments to the Roslyn Options required by the Merger.

         Your Roslyn Options immediately before and after the Merger are as follows:

                OPTIONEE'S OUTSTANDING OPTIONS TO PURCHASE SHARES
                             OF ROSLYN BANCORP, INC.
                                  (PRE-MERGER)



    Date of Grant           Name of Plan           Type of Option        Number of Options        Exercise Price
--------------------  ---------------------    --------------------   ----------------------    -----------------







                OPTIONEE'S OUTSTANDING OPTIONS TO PURCHASE SHARES
                OF NEW YORK COMMUNITY BANCORP, INC. COMMON STOCK
                                  (POST-MERGER)



    Date of Grant           Name of Plan           Type of Option        Number of Options        Exercise Price
--------------------  ---------------------    --------------------   ----------------------    -----------------





The post-merger adjustments are based on the Exchange Ratio and are intended to:
(i) to preserve, on a per share basis, the ratio of exercise price to fair market value that existed immediately prior to the Merger; and (ii) to the extent applicable by law, to retain incentive stock option ("ISO") status under the Federal tax laws.

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         Unless the context otherwise requires, any references in the 1993 Plan,
1999 Plan or the 2001 Plan and the Option Agreement (i) to the "Company" or the "Corporation" means NYCB, (ii) to "Stock," "Common Stock" or "Shares" means shares of NYCB common stock, (iii) to the "Board of Directors" or the "Board" means the Board of Directors of NYCB and (iv) to the "Committee" means the Compensation Committee of the NYCB Board of Directors. All references in the Option Agreement and the Plan relating to your status as an employee of Roslyn will now refer to your status as an employee of NYCB or any present or future NYCB subsidiary. To the extent the Option Agreement allowed you to deliver shares of Roslyn common stock as payment for the exercise price, shares of NYCB common stock may be delivered in payment of the adjusted exercise price, and the period for which such shares were held as Roslyn common stock prior to the Merger will be taken into account.

         The grant date, vesting commencement date, vesting schedule and the expiration date of your assumed NYCB Options remain the same as set forth in your Option Agreement, but the number of shares subject to each vesting installment has been adjusted to reflect the Exchange Ratio, as applicable. All other provisions which govern either the exercise or the termination of the assumed NYCB Option remain the same as set forth in your Option Agreement, and the provisions of the Option Agreement (except as expressly modified by this Agreement and the Merger) will govern and control your rights under this Agreement to purchase shares of NYCB common stock. Upon your termination of employment with NYCB you will have the limited time period specified in your Option Agreement to exercise your assumed NYCB Option. Incentive Stock Options ("ISO") exercised later than 3 months following termination of employment (for reasons other than death and disability) will be treated as non-statutory stock options for tax purposes. You beneficiary or estate has one (1) year from your death the exercise your ISOs.

         To exercise your assumed NYCB Option, you must deliver to Victoria Kalligeros in the NYCB Human Resources Department (i) a written notice of exercise for the number of shares of NYCB common stock you want to purchase,
(ii) the adjusted exercise price, and (iii) all applicable taxes. The exercise notice and payment should be delivered to Ms. Kalligeros at the following address:

                        New York Community Bancorp, Inc.
                           Human Resources Department
                               615 Merrick Avenue
                            Westbury, New York 11590

         Nothing in this Agreement or your Option Agreement interferes in any way with your rights and NYCB's rights, which rights are expressly reserved, to terminate your employment at any time for any reason. Any future options, if any, you may receive from NYCB will be governed by the terms of the NYCB stock-based incentive plan, and such terms may be different from the terms of your assumed NYCB Options, including, but not limited to, the time period in which you have to exercise vested options after your termination of employment.

         Please sign and date this Agreement and return it promptly to the address listed above. If you have any questions regarding this Agreement or your assumed _____________ Options, please contact ________________ at (___)___-____.




                                        ----------------------------------------



                                    By: ________________________________________

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                                 ACKNOWLEDGMENT

         The undersigned acknowledges receipt of the foregoing Stock Option Assumption Agreement and understands that all rights and liabilities with respect to each of his or her Roslyn Options hereby assumed by NYCB are as set forth in the Option Agreement, the 1993 Plan, the 1999 Plan or the 2001 Plan, as applicable, and such Stock Option Assumption Agreement.



Dated:____________________, 2003           _____________________________________
                                           [NAME], Optionee